FUND ACCOUNTING SERVICING AGREEMENT

THIS AGREEMENT is made and entered into as of this 1st day of September, 2000, by and between IAA Trust Growth Fund, Inc., IAA Trust Asset Allocation Fund, Inc., IAA Trust Tax Exempt Bond Fund, Inc, IAA Trust Taxable Fixed Income Series Fund, Inc., each a corporation organized under the laws of the State of Maryland (each hereinafter referred to as the "Company") and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as the "FMFS").

        WHEREAS, the Company is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

        WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

        WHEREAS, FMFS is in the business of providing, among other things, mutual fund accounting services to investment companies; and

        WHEREAS, the Company desires to retain FMFS to provide accounting services to each of the portfolios of the company, (each a "Fund") and each additional series of the Company listed on Exhibit A attached hereto, as it may be amended from time to time.

        NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and FMFS agree as follows:

1.      APPOINTMENT OF FUND ACCOUNTANT

        The Company hereby appoints FMFS as Fund Accountant of the Company on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.      DUTIES AND RESPONSIBILITIES OF FMFS

               A.     Portfolio Accounting Services:

                      (1) Maintain portfolio records on a trade date+1 basis
               using security trade information communicated from the investment manager.

                      (2) For each valuation date, obtain prices from a pricing
               source approved by the Board of Directors of the Company and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Directors of the Company shall approve, in good faith, the method for determining the fair value for such securities.

                      (3) Identify interest and dividend accrual balances as of
               each valuation date and calculate gross earnings on investments for the accounting period.

                      (4) Determine gain/loss on security sales and identify
               them as, short-term or long-term; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

               B.     Expense Accrual and Payment Services:

                      (1) For each valuation date, calculate the expense accrual amounts as directed by Company as to methodology, rate or dollar amount.

                      (2) Record payments for Fund expenses upon receipt of
               written authorization from Company.

                      (3) Account for Fund expenditures and maintain expense
               accrual balances at the level of accounting detail, as agreed upon by FMFS and the Company.

                      (4) Provide expense accrual and payment reporting.

               C.     Fund Valuation and Financial Reporting Services:

                      (1) Account for Fund share purchases, sales, exchanges,
               transfers, dividend reinvestments, and other Fund share activity as reported by the transfer agent on a timely basis.

                      (2) Apply equalization accounting as directed by the
               Company.

                      (3) Determine net investment income (earnings) for the
               Fund as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

                      (4) Maintain a general ledger and other accounts, books,
               and financial records for the Fund in the form as agreed upon.

                      (5) Determine the net asset value of the Fund according to the accounting policies and procedures set forth in the Fund's Prospectus.

                      (6) Calculate per share net asset value, per share net
               earnings, and other per share amounts reflective of Fund operations at such time as required by the nature and characteristics of the Fund.

                      (7) Communicate, at an agreed upon time, the per share
               price for each valuation date to parties as agreed upon from time to time.

                      (8) Prepare monthly reports, which document the adequacy
               of accounting detail to support month-end ledger balances.

               D.     Tax Accounting Services:

                      (1) Maintain accounting records for the investment
               portfolio of the Fund to support the tax reporting required for IRS-defined regulated investment companies.

                      (2) Maintain tax lot detail for the investment portfolio.

                      (3) Calculate taxable gain/loss on security sales using the tax lot relief method designated by the Company.

                      (4) Provide the necessary financial information to support the taxable components of income and capital gains distributions to the transfer agent to support tax reporting to the shareholders.

               E.     Compliance Control Services:

                      (1) Support reporting to regulatory bodies and support
               financial statement preparation by making the Fund's accounting records available to Company, the Securities and Exchange Commission, and the outside auditors.

                      (2) Maintain accounting records according to the 1940 Act and regulations provided thereunder

               F. FMFS will perform the following accounting functions on a daily basis:

                      (1) Reconcile cash and investment balances of each
               Portfolio with the Custodian, and provide the Advisor with the beginning cash balance available for investment purposes;

                      (2) Transmit or mail a copy of the portfolio valuation to
               the Advisor;

                      (3) Review the impact of current day's activity on a per
               share basis, review changes in market value.

               G.     In addition, FMFS will:

                      (1) Prepare monthly security transactions listings;

                      (2) Supply various Company, Portfolio and class
               statistical data as requested on an ongoing basis.

3.      PRICING OF SECURITIES

For each valuation date, obtain prices from a pricing source selected by FMFS but approved by the Company's Board of Directors and apply those prices to the portfolio positions of the Fund. For those securities where market quotations are not readily available, the Company's Board of Directors shall approve, in good faith, the method for determining the fair value for such securities.

If the Company desires to provide a price, which varies from the pricing source, the Company shall promptly notify and supply FMFS with the valuation of any such security on each valuation date. All pricing changes made by the Company will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

4.      CHANGES IN ACCOUNTING PROCEDURES

Any resolution passed by the Board of Directors of the Company that affects accounting practices and procedures under this Agreement shall be effective upon written receipt and acceptance by the FMFS.

5.      CHANGES IN EQUIPMENT, SYSTEMS, SERVICE, ETC.

FMFS reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the service provided to the Company under this Agreement.

6.      COMPENSATION

FMFS shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time. The Company agrees to pay all fees and reimbursable expenses within twenty (20) business days following the receipt of the billing notice.

7.      PERFORMANCE OF SERVICE; LIMITATION OF LIABILITY

               A. FMFS shall exercise reasonable care in the performance of its duties under this Agreement. FMFS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FMFS's control, except a loss arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, if FMFS has exercised reasonable care in the performance of its duties under this Agreement, the Company shall indemnify and hold harmless FMFS from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FMFS may sustain or incur or which may be asserted against FMFS by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder, except for any and all claims, demands, losses, expenses, and liabilities arising out of or relating to FMFS's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence or from willful misconduct on its part in performance of its duties under this Agreement, (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction provided to FMFS by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to FMFS and as amended from time to time in writing by resolution of the Board of Directors of the Company.

               FMFS shall indemnify and hold the Company harmless from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FMFS as a result of FMFS's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

               In the event of a mechanical breakdown or failure of communication or power supplies beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FMFS. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

               Regardless of the above, FMFS reserves the right to reprocess and correct administrative errors at its own expense.

               B. In order that the indemnification provisions contained in this section shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation which presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim, which may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. Indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor's prior written consent.

8.      PROPRIETARY AND CONFIDENTIAL INFORMATION

FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders of the Company (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

9.      TERM OF AGREEMENT

This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. This Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be replaced or modified by a subsequent agreement between the parties.

10.     RECORDS

FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act, and the rules thereunder. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

11.     GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the State of Wisconsin. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the SEC thereunder.

12.     DUTIES IN THE EVENT OF TERMINATION

In the event that in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by the Company by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Company transfer to such successor all relevant books, records, correspondence and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which FMFS has maintained the same, the Company shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records and other data by such successor.

13.     NO AGENCY RELATIONSHIP

Nothing herein contained shall be deemed to authorize or empower FMFS to act as agent for the other party to this Agreement, or to conduct business in the name of, or for the account of the other party to this Agreement.

14.     DATA NECESSARY TO PERFORM SERVICES

The Company or its agent, which may be FMFS, shall furnish to FMFS the data necessary to perform the services described herein at such times and in such form as mutually agreed upon. If FMFS is also acting in another capacity for the Company, nothing herein shall be deemed to relieve FMFS of any of its obligations in such capacity.

15.     NOTIFICATION OF ERROR

The Company will notify FMFS of any discrepancy between FMFS and the Company, including, but not limited to, failing to account for a security position in the fund's portfolio, by the later of: within three (3) business days after receipt of any reports rendered by FMFS to the Company; within three (3) business days after discovery of any error or omission not covered in the balancing or control procedure, or within three (3) business days of receiving notice from any shareholder.

16.     NOTICES

Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FMFS shall be sent to:

               Firstar Mutual Fund Services, LLC
               615 East Michigan Street
               Milwaukee, WI  53202

and notice to the Company shall be sent to:

               IAA Trust Mutual Funds
               808 IAA Drive
               Bloomington, IL  61702-2901

               With a copy to:

               Office of the General Counsel
               1701 Towanda Ave.
               Bloomington, IL  61702


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

IAA TRUST GROWTH FUND, INC.                   FIRSTAR MUTUAL FUND SERVICES, LLC

By:       /S/ RICHARD M. MILLER               By: /S/  JOE D. REDWINE
          -----------------------                 -------------------
Attest:   /S/ PAUL M. HARMON                  Attest: /S/ BOB KERN
         -----------------------                      ------------

IAA TRUST ASSET ALLOCATION FUND, INC.

By:       /S/ RICHARD M. MILLER
          ---------------------
Attest:   /S/ PAUL M. HARMON
          ---------------------

IAA TRUST TAX EXEMPT BOND FUND, INC.

By:      /S/ RICHARD M. MILLER
         ---------------------
Attest:   /S/ PAUL M. HARMON
          -------------------

IAA TRUST TAXABLE FIXED INCOME SERIES FUND, INC.

By:       /S/ RICHARD M. MILLER
          ---------------------
Attest:   /S/ PAUL M. HARMON
          -------------------

                                    AMENDMENT TO
                       FUND ACCOUNTING SERVICING AGREEMENT

         THIS AMENDMENT to the Fund Accounting Servicing Agreement dated September 1, 2000, is effective as of the 25th day of September, 2000, by and between IAA Trust Growth Fund, Inc., IAA Trust Asset Allocation Fund, Inc., IAA Trust Tax Exempt Bond Fund, Inc., and IAA Trust Taxable Fixed Income Series Fund, Inc., each a corporation organized under the laws of the state of Maryland (collectively the "Companies"), and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the state of Wisconsin.

The new names of the Companies are as follows:

New Name of Company                        Old Name of Company
-------------------                        -------------------
Country Growth Fund, Inc.                  IAA Trust Growth Fund, Inc.
Country Asset Allocation Fund, Inc.        IAA Trust Asset Allocation Fund, Inc.
Country Tax Exempt Bond Fund, Inc.         IAA Trust Tax Exempt Bond Fund, Inc.
Country Taxable Fixed Income Series        IAA Trust Taxable Fixed Income
   Fund, Inc.                                 Series Fund, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer as of the day and year first written above.

COUNTRY GROWTH FUND, INC.
COUNTRY ASSET ALLOCATION FUND, INC.
COUNTRY TAX EXEMPT BOND FUND, INC.
COUNTRY TAXABLE FIXED INCOME SERIES FUND, INC.

By: /s/ Richard M. Miller
Title: Vice President


FIRSTAR MUTUAL FUND SERVICES, LLC

By: /s/ Joe D. Redwine
Title: President